                                                              EXHIBIT 99.B9(D)

                            THIRD PARTY FEEDER FUND

                                   AGREEMENT

                                     AMONG

                           STRONG EQUITY FUNDS, INC.

                        STRONG FUNDS DISTRIBUTORS, INC.

                                      AND

                          MASTER INVESTMENT PORTFOLIO

                                  DATED AS OF

                                APRIL 25, 1997

                               TABLE OF CONTENTS
                               -----------------


Preambles........................................................1

ARTICLE I.    REPRESENTATIONS AND WARRANTIES.....................
     1.1      Corporation........................................
     1.2      Portfolio..........................................
     1.3      SFDI...............................................

ARTICLE II.   COVENANTS..........................................
     2.1      Corporation........................................
     2.2      MIP................................................
     2.3      Reasonable Actions.................................

ARTICLE III.  INDEMNIFICATION....................................
     3.1      Corporation and SFDI...............................
     3.2      MIP................................................
     3.3      Survival...........................................

ARTICLE IV.   ADDITIONAL AGREEMENTS..............................
     4.1      Access to Information..............................
     4.2      Confidentiality....................................
     4.3      Public Announcements...............................

ARTICLE V.    TERMINATION, AMENDMENT.............................
     5.1      Termination........................................
     5.2      Amendment..........................................

ARTICLE VI.   GENERAL PROVISIONS.................................
     6.1      Expenses...........................................
     6.2      Headings...........................................
     6.3      Entire Agreement...................................
     6.4      Successors.........................................
     6.5      Governing Law......................................
     6.6      Counterparts.......................................
     6.7      Third Parties......................................
     6.8      Notices............................................
     6.9      Interpretation.....................................
     6.10     Operation of Fund..................................
     6.11     Relationship of Parties; No Joint Venture, Etc.....
     6.12     Use of Name........................................


Signatures

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT (the "Agreement") is made and entered into as of the 25th day of April, 1997, by and among Strong Equity Funds, Inc., a Wisconsin corporation (the "Corporation"), for itself and on behalf of its series, the Strong Index 500 Fund ("Fund"), Strong Funds Distributors, Inc. ("SFDI"), a Wisconsin corporation, and Master Investment Portfolio ("MIP"), a Delaware business trust, for itself and on behalf of its series, the S & P 500 Index Master Portfolio ("Portfolio").

                                   WITNESSETH
                                   ----------

     WHEREAS, Fund and Portfolio are each open-end management investment companies having the same investment objectives and substantially the same investment policies;

     WHEREAS, Fund desires to invest on an ongoing basis all of its investable assets (the "Assets") in Portfolio (the "Investments") on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     1. 1      Corporation.  Corporation represents and warrants to MIP that:
               -----------

               (a) Organization.  Corporation is a Wisconsin corporation duly
                   ------------
     organized, validly existing and in good standing under the laws of the State of Wisconsin and Fund is a duly and validly designated series of Corporation. Each of Corporation and Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement. For purposes hereof, "good standing" means that Corporation (i) has filed with the Division of Financial Institutions of the State of Wisconsin all annual reports required to be filed by Section 180.1622 of the Wisconsin Business Corporation Law (the "WBCL"), and Section 180.1403 of the WBCL.

               (b) Authorization of Agreement.  The execution and delivery of
                   --------------------------
     this Agreement by Corporation on behalf of Fund and the conduct of business contemplated hereby, including the implementation of the Investments, have been duly authorized by all necessary action on the part of Corporation's Board of Directors and no other action or proceeding is necessary for the execution and delivery of this Agreement by Fund, or the performance by Fund of its obligations hereunder. This Agreement when executed and delivered by Corporation on behalf of Fund shall constitute a legal, valid and binding obligation of Corporation and Fund, enforceable against Corporation and Fund in accordance with its terms. No meeting of, or consent by, shareholders of Fund is necessary to approve or implement the Investments.

               (c) 1940 Act Registration.  Corporation is duly registered as an
                   ----------------------
     open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and such registration is in full force and effect.

               (d) SEC Filings.  Corporation has duly filed all SEC Filings, as
                   -----------
     defined herein, relating to Fund and required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "1933 Act") and the 1940 Act. All SEC Filings relating to Fund comply in all material respects with the requirements of the applicable Securities Laws, as defined herein, and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) Fund Assets.  Fund's Assets currently consist solely of cash
                   -----------
     and Fund intends on an ongoing basis to invest its Assets solely in Portfolio.

               (f) Registration Statement.  Fund has reviewed Portfolio's
                   ----------------------
     registration statement on Form N-lA, as filed with the SEC, and agrees that its Investments will be subject to the terms thereof. Fund understands and acknowledges that Portfolio has the right, in its sole discretion, at any time, to limit or reject additional Investments from Fund.

               (g) Insurance.  Fund has in force reasonable insurance coverage
                   ---------
     against any and all liabilities that may arise as a result of Fund's business as a registered investment company.

     1.2       Portfolio.  MIP represents and warrants to Corporation that:
               ---------

               (a) Organization.  MIP is a trust duly organized, validly
                   ------------
     existing and in good standing under the laws of the State of Delaware and Portfolio is a duly and validly designated series of MIP. Each of MIP and Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted.

               (b) Authorization of Agreement.  The execution and delivery of
                   --------------------------
     this Agreement by MIP on behalf of Portfolio and the conduct of business contemplated hereby have been duly authorized by all necessary action on the part of MIP's Board of Trustees and no other action or proceeding is necessary for the execution and delivery of this Agreement by Portfolio, or the performance by Portfolio of its obligations hereunder. This Agreement when executed and delivered by MIP on behalf of Portfolio shall constitute a legal, valid and binding obligation of MIP and Portfolio, enforceable against

     MIP and Portfolio in accordance with its terms. No meeting of, or consent by, interestholders of Portfolio is necessary to approve the issuance of the Interests (as defined below) to Fund.

               (c) Authorization of Issuance of Beneficial Interest.  The
                   ------------------------------------------------
     issuance by Portfolio of shares of beneficial interest ("Interests") in exchange for the Investments by Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of Portfolio.

               (d) 1940 Act Registration.  MIP is duly registered as an open-end
                   ----------------------
     management investment company under the 1940 Act and such registration is in full force and effect.

               (e) SEC Filings; Securities Exemptions.  MIP has duly filed all
                   ----------------------------------
     SEC Filings, as defined herein, relating to Portfolio required to be filed with the SEC pursuant to the 1940 Act. Interests in Portfolio are not required to be registered under the 1933 Act, because such Interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. In addition, Interests in Portfolio are either registered or exempt from registration under applicable securities laws in those states or jurisdictions in which Interests are offered and sold. All SEC Filings relating to Portfolio comply in all material respects with the requirements of the applicable Securities Laws, as defined herein, and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (f) Tax Status.  Based upon applicable IRS interpretations and
                   -----------
     rulings, Portfolio is treated as a partnership for federal income tax purposes under the Code for its current taxable year.

     1.3       SFDI.  SFDI represents and warrants to MIP that the execution and
               ----
delivery of this Agreement by SFDI have been duly authorized by all necessary action on the part of SFDI and no other action or proceeding is necessary for the execution and delivery of this Agreement by SFDI, or the performance by SFDI of its obligations hereunder. This Agreement when executed and delivered by SFDI shall constitute a legal, valid and binding obligation of SFDI, enforceable against SFDI in accordance with its terms.

                                  ARTICLE II

                                   COVENANTS
                                   ---------

     2.1       Corporation.  Corporation covenants that:
               -----------

               (a) Advance Review of Certain Documents.  Corporation will
                   -----------------------------------
     furnish MIP at least ten (10) business days prior to the earlier of filing or first use, as the case may be, with drafts of Fund's registration statement on Form N-lA and any amendments thereto, and any prospectus and statement of additional information supplements or amendments. In addition, Corporation and SFDI will furnish MIP at least five (5) business days prior to the earlier of filing or first use, as the case may be, with any proposed advertising or sales literature that contains language that describes or refers to MIP or Portfolio and that was not previously approved by MIP. Corporation agrees that it will include in all such Fund documents any disclosures that may be required by law, and that it will incorporate in all such Fund documents any material and reasonable comments made by MIP. MIP will not, however, in any way be liable for any errors or omissions in such documents, whether or not it makes any objection thereto, except to the extent such errors or omissions result from information provided by MIP expressly for inclusion therein. In addition, neither Fund nor SFDI will make any other written or oral representations about MIP or Portfolio other than those contained in such documents without MIP's prior written consent.

               (b) SEC and Blue Sky Filings.  Corporation will file all forms,
                   ------------------------
     reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the SEC under the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws") in connection with the registration of Fund's shares, any meetings of its shareholders and its registration as a series of an investment company. Corporation will file such similar or other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of Fund are or will be registered for sale ("State Filings"). Fund's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used to offer Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Fund's State Filings will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder.

               (c) 1940 Act Registration.  Fund will be duly registered as an
                   ---------------------
     open-end management investment company under the 1940 Act and in any states where such registration is necessary and such registrations will be and remain in full force and effect.

               (d) Tax Status.  Fund will qualify for treatment as a regulated
                   ----------
     investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect, unless such lack of qualification is solely as a result of Portfolio's failure to meet the diversification requirements of Subchapter M of the Code.

               (e) Fiscal Year.  Fund shall take appropriate action to adopt and
                   -----------
     maintain the same fiscal year end as Portfolio (currently February 28).

               (f) Proxy Voting.  If requested to vote on matters pertaining to
                   ------------
     Portfolio, Fund will, if required under the 1940 Act or by SEC staff policy or interpretation, seek instructions from its shareholders regarding such matters and will cast all of its votes proportionally as instructed by its shareholders. Fund will vote the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions or in such other manner as is permissible under the 1940 Act.

               (g) Compliance with Laws.  Corporation shall comply, in all
                   --------------------
     material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

               (h) Insurance.  Fund will maintain in full force and effect for
                   ---------
     so long as this Agreement is in effect reasonable insurance coverage against any and all liabilities that may arise as a result of Fund's business as a registered investment company.


     2.2       MIP.  MIP covenants that:
               ---

               (a) Signature Pages.  MIP shall promptly provide all required
                   ---------------
     signature pages to Corporation for inclusion in any SEC Filings of Corporation, provided Corporation is in material compliance with its covenants and other obligations under this Agreement at the time such signature pages are provided and included in the SEC Filing. Corporation and SFDI acknowledge and agree that the provision of such signature pages does not constitute a representation by MIP, its Trustees or Officers, that such SEC Filing complies with the requirements of the applicable Securities Laws, or that such SEC Filing does not contain any untrue statement of a material fact or does not omit to the state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to information provided by MIP for inclusion in such SEC Filing or for use by Corporation in preparing such filing, including but not limited to any written information obtained from MIP's current registration statement on Form N-1A.

               (b) Redemption.  Except as otherwise provided in this Section
                   ----------
     2.2(b), redemptions of Interests owned by Fund will be effected pursuant to
     Section 2.2(c). In the event Fund desires to withdraw its entire Investment from Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, Portfolio, unless otherwise agreed to by the parties, and in all cases subject to Section 18 of the 1940 Act and the rules and regulations thereunder, will effect such redemption "in kind" and in such a manner that the securities delivered to Fund or its custodian for the account of Fund mirror, as closely as practicable, the composition of Portfolio immediately prior to such redemption. Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Fund's prior approval that would cause the withdrawal of Fund's Investments to be treated as a taxable event to Fund. Portfolio further agrees to conduct its activities in accordance with all applicable requirements of Rule 1.731-2(e) under the Internal Revenue Code or any successor regulation.

               (c) Ordinary Course Redemptions.  Portfolio will effect its
                   ---------------------------
     redemptions in accordance with the provisions of the 1940 Act and the rules and regulations thereunder. All redemption requests other than a withdrawal of Fund's entire Investment in Portfolio under Section 2.2(b) or, at the sole discretion of MIP, a withdrawal (or series of withdrawals over any 3 consecutive business days) of an amount that exceeds 10% of Portfolio's net asset value will be effected in cash at the next determined net asset value after the redemption request is received. Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by Fund and if such next business day settlement is not practicable, will immediately notify Fund and SFDI regarding the anticipated settlement date.

               (d) SEC Filings.  MIP will file all SEC Filings required to be
                   -----------
     filed with the SEC under the Securities Laws in connection with any meetings of Portfolio's investors and Portfolio's registration as a series of an investment company. Portfolio's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) 1940 Act Registration.  MIP will remain duly registered as an
                   ----------------------
     open-end management investment company under the 1940 Act.

               (f) Tax Status.  Based upon applicable IRS interpretations and
                   -----------
     rulings, Portfolio will continue to be treated as a partnership for federal income tax purposes under the Code. Portfolio will continue to satisfy the diversification requirements of Subchapter M as if such requirements were applicable directly to it for so long as this Agreement continues in effect. MIP agrees to forward to Fund prior to Fund's initial Investment a copy of its opinion of counsel or private letter ruling relating to the tax status of Portfolio and agrees that Fund may rely upon such opinion or ruling during the term of this Agreement.

               (g) Securities Exemptions.  Interests in Portfolio have been and
                   ---------------------
     will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

               (h) Advance Notice of Certain Changes.  MIP shall provide
                   ---------------------------------
     Corporation with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in Portfolio's investment objective, and at least sixty (60) days' advance notice, or if MIP has knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after MIP obtains such knowledge, of any material change in Portfolio's investment policies or activities, any material increase in Portfolio's fees or expenses or any change in Portfolio's fiscal year.

               (i) Compliance with Laws.  MIP shall comply, in all material
                   --------------------
     respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.


     2.3       Reasonable Actions.  Each party covenants that it will, subject
               ------------------
to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.


                                  ARTICLE III

                                INDEMNIFICATION
                                ---------------

     3.1       Corporation and SFDI
               --------------------

               (a) Corporation and SFDI agree, jointly and severally, to indemnify and hold harmless MIP, Portfolio and Portfolio's investment adviser, and any director/trustee, officer, employee or agent of MIP, Portfolio or Portfolio's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                    (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Corporation or any of its directors, officers, employees or agents, or by SFDI or any of its directors, officers, employees or agents, but only insofar as such omissions or commissions relate to SFDI's activities with respect to Fund; or

                    (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, prospectus, registration statement, or any other SEC Filing relating to Fund, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with written information furnished to Fund by MIP expressly for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A;

               provided, however, that in no case shall Corporation or SFDI be
               --------  -------
     liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Corporation or SFDI in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Corporation or SFDI of such claim shall not relieve Corporation or SFDI from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

           (b) Corporation and SFDI each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Corporation and/or SFDI elect(s) to assume the defense, such defense shall be conducted by counsel chosen by Corporation and/or SFDI, as applicable. In the event Corporation and/or SFDI elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Corporation and SFDI shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Corporation and/or SFDI, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to Corporation and SFDI that one or more legal defenses may be available to it that may not be available to Corporation and/or SFDI, in which case Corporation and/or SFDI shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of one counsel to such persons. Corporation shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent and SFDI shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph
     (a) will be in addition to any liability that Corporation and/or SFDI might otherwise have to Covered Persons.

               (c) MIP agrees that the obligations of Corporation under the indemnities set forth in paragraph (a) shall be limited in all cases to the assets of Fund, including, but not limited to, any insurance proceeds, and that MIP shall not seek satisfaction of any such obligation from the officers, agents, employees, directors or shareholders of Fund or other classes or series of Corporation.

     3.2       MIP.
               ---

               (a) MIP agrees to indemnify and hold harmless Corporation, SFDI and Fund, and any director, officer, employee or agent of Corporation, SFDI or Fund (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                    (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by MIP, or any of its trustees, officers, employees or agents; or

                    (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                    (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Corporation or Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Fund by MIP expressly for use therein or for use by Fund in preparing such documents, including but not limited to any written information contained in MIP's current registration statement on Form N-1A.

                   provided, however, that in no case shall MIP be liable for
                   --------  -------
     indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified MIP in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify MIP of such claim shall not relieve MIP from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

               (b) MIP will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if MIP elects to assume the defense, such defense shall be conducted by counsel chosen by MIP. In the event MIP elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) MIP shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and MIP, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to MIP that one or more legal defenses may be available to it that may not be available to MIP, in which case MIP shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. MIP shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that MIP might otherwise have to Covered Persons.

               (c) Corporation agrees that the obligations of MIP under the indemnities set forth in paragraph (a) shall be limited in all cases to the assets of Portfolio and that Corporation shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Portfolio or other classes or series of MIP.

     3.3  Survival.  The indemnities granted by the parties in this Article III
          --------
shall survive the termination of this Agreement.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS
                             ---------------------

     4.1  Access to Information.  Throughout the life of this Agreement,
          ---------------------
Corporation and MIP shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

     4.2  Confidentiality.  Each party agrees that it shall hold in strict
          ---------------
confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, Fund's or Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other party as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Corporation from filing a copy of this Agreement as an exhibit to Corporation's registration statement on Form N-1A as it relates to Fund, and that such disclosure by Corporation shall not require any additional consent from MIP.

     4.4  Public Announcements.  Each party shall consult with the other parties
          --------------------
and with legal counsel before issuing any press release or otherwise making any public statements with respect to the matters covered by this Agreement and shall not issue any press release or make any public statement prior to such consultation, except if in the opinion of counsel to the disclosing party such disclosure is required by law and then only with as much prior written notice to the other party as is practical under the circumstances.

                                   ARTICLE V

                            TERMINATION, AMENDMENT
                            ----------------------

     5.1  Termination.  This Agreement may be terminated at any time by the
          -----------
mutual agreement of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that this Section
                                            --------  -------
5.1 shall not limit Corporation's right to redeem all or a portion of its Investment in Portfolio pursuant to the 1940 Act and the rules thereunder.

     5.2  Amendment.  This Agreement may be amended, modified or supplemented at
          ---------
any time in such manner as may be mutually agreed upon in writing by the parties.


                                  ARTICLE VI

                              GENERAL PROVISIONS
                              ------------------


     6.1  Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     6.2  Headings.  The headings and captions contained in this Agreement are
          --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     6.3  Entire Agreement.  Except as set forth below, this Agreement sets
          ----------------
forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein and the terms, conditions and descriptions set forth in MIP's Registration Statement, as in effect from time to time.

     6.4  Successors.  Each and all of the provisions of this Agreement shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement, nor any
                        --------  -------
rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     6.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California; provided, however, that in
                                                     --------  -------
the event of any conflict between the 1940 Act and the laws of California, the 1940 Act shall govern.

     6.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     6.7  Third Parties.  Nothing herein expressed or implied is intended or
          -------------
shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.8  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

          If to Corporation of SFDI:

                  General Counsel
                  Strong Capital Management, Inc.
                  100 Heritage Reserve
                  Menomonee Falls, Wisconsin 53051

          If to MIP:

                  Chief Operating Officer
                  Master Investment Portfolio
                  c/o Stephens Inc.
                  111 Center Street
                  Little Rock, AR  72201

          6.9   Interpretation.  Any uncertainty or ambiguity existing herein
                --------------
shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

          6.10  Operation of Fund.  Except as otherwise provided herein, this
                -----------------
Agreement shall not limit the authority of Fund, Corporation or SFDI to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of Fund and the sale of its shares.

          6.11  Relationship of Parties; No Joint Venture, Etc.  It is
                -----------------------------------------------
understood and agreed that neither Corporation nor SFDI shall hold itself out as an agent of MIP with the authority to bind such party, nor shall MIP hold itself out as an agent of Corporation or SFDI with the authority to bind such party.

          6.12  Use of Name.  Except as otherwise provided herein, neither
                -----------
Corporation, Fund nor SFDI shall describe or refer to the name of MIP or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of MIP, nor shall MIP describe or refer to the name of Corporation, Fund or SFDI or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Corporation, Fund or SFDI, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. In addition, the party required to give its consent shall have at least five (5) business days prior to the earlier of filing or first use, as the case may be, to review the proposed advertising or promotional materials.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


STRONG EQUITY FUNDS, INC.,
   on behalf of its series, the STRONG
   INDEX 500 FUND


By /s/ JOHN S. WEITZER
   -------------------
   Name: John S. Weitzer
   Title: Vice President


MASTER INVESTMENT PORTFOLIO,
   on behalf of its series, the S&P 500 INDEX
   MASTER PORTFOLIO


By /s/ RICHARD H. BLANK, JR.
   -------------------------
   Name: Richard H. Blank, Jr.
   Title: Chief Operating Officer


STRONG FUNDS DISTRIBUTORS, INC.


By /s/ STEPHEN J. SHENKENBERG
   --------------------------
   Name: Stephen J. Shenkenberg
   Title: Vice President